Exhibit (d)(2)

Schedule A

Fees

Master Portfolio	Advisory Fee Rate
LifePath® Retirement Master Portfolio	0.35%

LifePath 2020 Master Portfolio®	0.35%

LifePath 2030 Master Portfolio®	0.35%

LifePath 2040 Master Portfolio®	0.35%

LifePath® 2050 Master Portfolio	0.35%

Active Stock Master Portfolio	0.25%

CoreAlpha Bond Master Portfolio	0.25%

Bond Index Master Portfolio	0.08%

S&P 500 Stock Master Portfolio	0.05%

Money Market Master Portfolio	0.10%

Prime Money Market Master Portfolio	0.10%

Government Money Market Master Portfolio	0.10%

Treasury Money Market Master Portfolio	0.10%

LifePath® 2025 Master Portfolio	0.35%

LifePath® 2035 Master Portfolio	0.35%

LifePath® 2045 Master Portfolio	0.35%

LifePath® 2055 Master Portfolio	0.35%

Russell 1000® Index Master Portfolio	0.05%

ACWI ex-US Index Master Portfolio	0.15%

LifePath® Index Retirement Master Portfolio	0.05%

LifePath® Index 2020 Master Portfolio	0.05%

LifePath® Index 2025 Master Portfolio	0.05%

LifePath® Index 2030 Master Portfolio	0.05%

LifePath® Index 2035 Master Portfolio	0.05%

LifePath® Index 2040 Master Portfolio	0.05%

LifePath® Index 2045 Master Portfolio	0.05%

LifePath® Index 2050 Master Portfolio	0.05%

LifePath® Index 2055 Master Portfolio	0.05%

Investment Advisory Contract

Schedule A, dated December 1, 2009

Amended: May 19, 2010

Amended: February 14, 2011

Amended: May 17, 2011

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